Nanophase Technologies Corporation 8-K

Exhibit 10.1

PROMISSORY NOTE

(Non-Revolving Note - TI)

Principal Amount: $1,750,000.00 Date of Note: May 1, 2023

PROMISE TO PAY. NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”), hereby promises to pay to BEACHCORP, LLC, a Delaware limited liability company (“Lender”), or order, in lawful money of the United States of America, the principal amount of ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND AND 00/100 DOLLARS ($1,750,000.00) (or so much thereof as may be outstanding) together with interest on the unpaid principal balance from the date hereof, until paid in full.

LOAN. This Note evidences a non-revolving line of credit. Borrower may not reborrow any amounts repaid hereunder. Borrower shall be permitted to draw up to $1,750,000.00 to reimburse itself for the Work (defined below) which has been completed and paid for in full as evidenced by documentation acceptable to Lender. The term “Work” shall mean the clean room and other tenant improvement work at 400 Crossroads Parkway, Bolingbrook, Illinois, which constitutes reimbursable tenant improvements under the Industrial Building Lease for the Property dated December 1, 2021 (as amended from time to time, the “Lease”) between Borrower and FR JH 10, LLC (“Landlord”). THE LOANS MADE PURSUANT TO THIS NOTE ARE FOR A BUSINESS PURPOSE ONLY.

PAYMENT. Unless demand shall be sooner made following an Event of Default, Borrower shall pay all amounts due hereunder on or before September 30, 2023 (the “Maturity Date”); provided, however, that upon Borrower’s receipt of reimbursements for the Work from the Landlord pursuant to the Lease, all of said reimbursements shall be paid over to Lender as a prepayment hereunder, with such payments being applied to interest and principal in such order as Lender may elect.

INTEREST. Interest shall accrue on this Note at a floating rate equal to the Prime Rate (as announced in The Wall Street Journal plus 0.75% per annum; provided, however, that during the continuance of an Event of Default hereunder, interest shall accrue at the rate then in effect hereunder plus three percent (3.0%) per annum until such Event of Default is cured (the “Default Rate”). Interest on this Note is computed on the basis of a 360-day year and the actual number of days elapsed. Borrower will pay Lender at Lender's address shown below or at such other place as Lender may designate in writing. Interest shall accrue from and including the date of Loan to but excluding the date of any prepayment or repayment thereof.

EVENTS OF DEFAULT. Borrower will be in default (an “Event of Default”) if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any document, instrument or agreement related hereto (the “Related Documents”). (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in the business or financial condition of Borrower.

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LENDER'S RIGHTS. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount, together with any Prepayment Fee which Borrower would be required to pay. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Illinois. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction and venue of the courts having situs in Cook or Will County, the State of Illinois. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

COLLATERAL; SECURITY AGREEMENT. This Note is secured by the Commercial Security Agreement dated as of November 16, 2018 (as amended from time to time, the “Security Agreement”) among Borrower, Lender and Solésence LLC and the Collateral (as defined in the Security Agreement).

SAVINGS CLAUSE. In no event shall the amount of interest or charges paid hereunder, together will all amounts reserved, charged, or taken by Lender as compensation for fees, services, or expenses incidental to making, negotiation, or collection of the loan evidenced hereby exceed the maximum rate of interest on the unpaid principal balance hereof, charges or compensation for fees, services, or expenses allowable by applicable law. If any sum is collected in excess of the applicable maximum rate or amount, the excess collected shall be applied to reduce the principal debt.

INDEMNITY. If the introduction of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or regulation, or compliance with any guideline from any governmental authority (whether or not having the force of law) has the effect of increasing the cost to the Lender of performing its obligations hereunder or otherwise reducing its effective return hereunder, then upon demand from time to time the Borrower shall compensate the Lender for such cost or reduction pursuant to a certificate reasonably prepared by the Lender.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other Person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this Loan, or release any party or guarantor or Collateral; or impair, fail to realize upon or perfect Lender's security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

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 LENDER'S DISCRETION. Whenever this Note requires either Lender's consent, election, approval or similar action or otherwise vests in Lender the authority to make decisions and/or determinations, such actions shall be made or withheld in Lender's sole and absolute discretion, unless specifically provided otherwise and the granting of any consent, election, approval or similar action by Lender in any instance shall not constitute continuing consent, election, approval or similar action in subsequent instances where such is required.

ILLINOIS INSURANCE NOTICE. Unless Borrower provides Lender with evidence of the insurance coverage required by the Security Agreements, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by their agreement. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrower's total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower's own.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE PROMISSORY NOTE.

BORROWER:

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Jess Jankowski______________________
Name:	Jess Jankowski
Its:	President & Chief Executive Officer
Address:	1319 Marquette Drive, Romeoville, IL 60446

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